UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2020 (August 5, 2020)

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Repay Holdings Corporation (the “Company”) held its first Annual Meeting of Stockholders on August 5, 2020. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. At the Annual Meeting, the Company’s stockholders voted on two proposals. The proposals are described in detail in the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on June 19, 2020. A brief description and the final vote results for the proposals follow.

1.	Election of three Class I directors for terms expiring at the 2023 Annual Meeting of Stockholders:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shaler Alias	53,853,556	10,321,921	55,940	3,669,635
Richard E. Thornburgh	48,943,773	15,237,065	50,579	3.669.635
Paul R. Garcia	52,171,380	12,012,650	47,387	3,669,635

As a result, each nominee was elected to serve as a director for a term expiring at the 2023 Annual Meeting of Stockholders.

2.Ratification of the Audit Committee’s appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm:

Votes For	Votes Against	Abstentions
67,853,310	268	47,474

As a result, the Company’s stockholders ratified the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: August 7, 2020	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey
General Counsel